UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VERIZON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2259884
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.625% Notes due 2024 2.625% Notes due 2031	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-190954 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Verizon Communications Inc. (“Verizon”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated November 24, 2014, under “Description of the Debt Securities” and in the Prospectus Supplement dated November 24, 2014, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2014, under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-190954) previously filed with the Commission under the Act.

Item 2. Exhibits.

1.	Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of December 1, 2000 (incorporated by reference to Exhibit 4.1 to Verizon Global Funding Corp.’s Registration Statement on Form S-4, Registration No. 333-64792).

2.	First Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of May 15, 2001 (incorporated by reference to Exhibit 4.2 to Verizon Global Funding Corp.’s Registration Statement on Form S-3, Registration No. 333-67412).

3.	Second Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of September 29, 2004 (incorporated by reference to Exhibit 4.1 to Verizon’s Current Report on Form 8-K filed on February 9, 2006).

4.	Third Supplemental Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of February 1, 2006 (incorporated by reference to Exhibit 4.2 to Verizon’s Current Report on Form 8-K filed on February 9, 2006).

5.	Form of Global Note representing the Company’s 1.625% Notes due 2024 (incorporated by reference to Exhibit 4.1 to Verizon’s Current Report on Form 8-K filed on December 1, 2014).

6.	Form of Global Note representing the Company’s 2.625% Notes due 2031 (incorporated by reference to Exhibit 4.2 to Verizon’s Current Report on Form 8-K filed on December 1, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Verizon Communications Inc.

Date: December 5, 2014	By:	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary